UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2017 (August 15, 2017)

THE GO ECO GROUP
(Formally Liberated Energy, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-55177
(Commission File No.)

15 Elvis Boulevard
Chester, New York 10918
(Address of principal executive offices and Zip Code)

(845) 610-3817
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

We executed an agreement on August 15, 2017, (the "Agreement") with Medsite Services, Inc., a Nevada corporation ("MDST"); MDST; wherein we will acquire from MDST, 100% of the ownership interest of Integro Health Services, Inc., also a Nevada corporation ("Integro") in consideration of issuing the owners of MDST 1,300,000 restricted shares of our not yet designated Series B Preferred stock. We expect the agreement to close prior to August 24, 2017, by which time we will have cancelled 9,000,000 shares of our Series A Preferred Stock, Amended the Designation of our Series A Preferred Stock and filed a designation of the Series B Preferred Stock. No shares will issue prior to the filing of the Series B Designation and the completion of all other conditions of closing.

Integro is completing extensive renovations on a 133-bed behavioral health hospital in Phoenix, AZ planned to open in September of 2017. When opened, it will provide multiple forms of behavioral health services, from drug and alcohol rehabilitation to mental health services as well as other ancillary services including emergency drug overdose treatment. Integro also owns a non-controlling 50% interest in Complete Hospice Care of Phoenix, LLC, an Arizona Limited Liability Company, which is, according to MDST, open and profitable.

The Agreement requires the transaction to close on or before August 25, 2017. In the event that the transaction closes, we will be required to file another report on Form 8-K, under Items 2.01 and 9.01, pursuant to the requirements of Article 8 of Regulation S-X of the Securities Exchange Act of 1934, as amended, containing audited pro forma financial statements on an amendment to that Form 8-K (the "Required Financials"), within 75 days of completion of the acquisition.

If the Agreement does not close, or we are unable to file the Required Financials within the required time frame, the Agreement terminates according to its terms. Accordingly, there can be no assurance that the Company will continue to hold any interest in Integro unless we file the Required Financials in a timely manner.

ITEM 3.02        UNREGISTERED SALE OF EQUITY SECURITIES.

We executed an agreement on August 15, 2017, (the "Agreement") with Medsite Services, Inc., a Nevada corporation ("MDST"); MDST; wherein we will acquire from MDST, 100% of the ownership interest of Integro Health Services, Inc., also a Nevada corporation ("Integro") in consideration of issuing the owners of MDST 1,300,000 restricted shares of our not yet designated Series B Preferred stock. We expect the agreement to close prior to August 24, 2017, by which time we will have cancelled 9,000,000 shares of our Series A Preferred Stock, Amended the Designation of our Series A Preferred Stock and filed a designation of the Series B Preferred Stock. No shares will issue prior to the filing of the Series B Designation and the completion of all other conditions of closing.

The issuance of shares of our Series B Preferred stock, when, and if, it occurs, will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in that our transaction did not involve any public offering. MDST was supplied with the same information that could be found in Part I of a Form S-1 registration statement and we determined that MDST is a sophisticated investor as that term is defined in the rules, regulations and decisions of the Securities and Exchange Commission.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibits	Document Description

10.1*	Securities Exchange Agreement.
10.2*	Securities Exchange Agreement - Exhibit B - Certificate of Designation of Series B Convertible Preferred Stock.
10.3*	Securities Exchange Agreement - Exhibit C – Amended Certificate of Designation of Series A Convertible Preferred Stock.

*    Exhibits will be filed with our Form 10-K for the year ending September  30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of August 2017.

THE GO ECO GROUP

BY:	BRIAN CONWAY
Brian Conway
President, Director, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors